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                                                                  EXHIBIT 23.10




                     CONSENT OF SOUTHWEST SECURITIES, INC.


We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 of AMRE, Inc. of our opinion attached as Annex E thereto and to the reference to such opinion and to
our firm therein.   We also confirm the accuracy in all material respects of
the description and summary of such fairness opinion, the description and summary of our analyses, observations, beliefs and conclusions relating thereto, set forth under the heading Opinion of Financial Advisors therein.
In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.



                                        Southwest Securities, Inc.

                                        By:   /s/ William M. Ashbaugh
                                              --------------------------------
                                              Senior Vice President


Dated:   March  26, 1996